Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

In connection with the Annual Report of Artemis Therapeutics, Inc., a Delaware corporation (the “Company”) on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer does hereby certify, that to the best of the officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2022	/s/ Chanan Morris By: Chanan Morris, Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)